EXHIBIT 99.4
Ferguson plc (“Company”)

NOTIFICATION OF TRANSACTIONS BY PERSONS DISCHARGING MANAGERIAL RESPONSIBILITIES (“PDMRs”)

The attached notification, which has been made in accordance with the requirements of the EU Market Abuse Regulation (as it forms part of UK law pursuant to the European Union (Withdrawal) Act 2018), provides further detail.

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Nadia Shouraboura
2	Reason for the notification
a)	Position/status	Non Executive Director
b)	Initial/Amendment notification	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Ferguson plc
b)	LEI	213800DU1LGY3R2S2X42
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of 10p each ISIN: JE00BJVNSS43
b)	Nature of the transaction	The purchase of Ordinary Shares of 10p each
c)	Price(s) and volume(s)	Price(s) $103.3057	Volume(s) 1,000
USD – US Dollars
d)	Aggregated information –Aggregated volume –Price	Not applicable $103,305.70
e)	Date of the transaction	2022-09-30; UTC time
f)	Place of the transaction	New York Stock Exchange
Enquiries:

Graham Middlemiss, Company Secretary
Tel: +44 (0) 118 927 3800

October 5, 2022